The Vantagepoint Funds
FYE 12/31/01
Attachment Filed in Response to Form N-SAR Sub-Item 77P
Vantagepoint Fund of Fund Allocation %
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


                   All-Equity Growth           Long-Term Growth            Traditional Growth
Name of Fund Owned    Market Value  % of Total MV Market Value % of Total MV Market Value % of of Total MV
Growth & Income          $7,549,329   19.96%    $106,414,314    19.95%  $85,561,529      14.97%
Equity Income            $5,670,602   14.99%     $53,764,778    10.08%  $57,676,271      10.09%
International            $7,629,153   20.17%     $53,698,115    10.07%  $57,819,911      10.12%
US Government              $0          0.00%        $0           0.00%           $0       0.00%
Income Preservation        $0          0.00%        $0           0.00% $170,814,928      29.89%
Aggressive Opportunities $7,553,773   19.97%     $80,308,620    15.05%  $57,591,588      10.08%
Core Bond                  $0         0.00%      $106,781,840   20.02%  $57,146,688      10.00%
Growth                   $9,420,568   4.91%      $105,610,478   19.80%  $84,828,691      14.85%
Overseas Equity Index     $0          0.00%      $26,846,381     5.03%           $0       0.00%
Total Market Value      $37,823,425 100.00%      $533,424,526  100.00% $571,439,606     100.00%

                       Conservative Growth               Savings Oriented
Name of Fund Owned     Market Value    % of Total MV     Market Value  % of Total MV
Growth & Income        $28,080,281      10.00%          $13,657,246    9.96%
Equity Income          $28,399,486      10.11%          $13,662,574    9.97%
International          $14,235,394       5.07%           $6,984,531    5.10%
US Government                  $0        0.00%           $13,702,434  10.00%
Income Preservation     $140,009,659    49.85%           $89,050,734  64.97%
Aggressive Opportunities $14,209,734     5.06%              $0         0.00%
Core Bond                $28,099,274    10.00%              $0         0.00%
Total Market Value     $280,856,548
Overseas Equity Index          $0        0.00%              $0        0.00%
Total Market Value     $280,856,548
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